UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2022

iShares® S&P GSCI™ Commodity-Indexed Trust
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-32947 (Commission File Number)	51-6573369 (I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, California 94105
Attn: Product Management Team
iShares Product Research & Development
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	GSG	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, iShares® Delaware Trust Sponsor LLC (the "Sponsor"), sponsor of iShares® S&P GSCI™ Commodity-Indexed Trust (the "Trust"), BlackRock Institutional Trust Company, N.A., in its capacity as administrative trustee of the Trust, and Wilmington Trust Company, in its capacity as Delaware trustee of the Trust, entered into a Fourth Amended and Restated Trust Agreement (the "Trust Agreement") to reflect the increase of the amount of legal fees and expenses the Sponsor agrees to assume from $100,000 to $500,000 annually.

The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 4.1.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 relating to the Trust Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Fourth Amended and Restated Trust Agreement, dated as of March 31, 2022, among iShares Delaware Trust Sponsor LLC, BlackRock Institutional Trust Company, N.A. and Wilmington Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022

iShares® S&P GSCI Commodity-Indexed Trust *

By:	iShares Delaware Trust Sponsor LLC

By:	/s/ Paul Lohrey
Name:	Paul Lohrey
Title:	Director, President and Chief Executive Officer

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer and/or authorized signatory of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust.